Exhibit 99.1

VeriFone Reports Results for the Second Quarter of Fiscal 2011

SAN JOSE, CA - June 2, 2011 – VeriFone Systems, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced financial results for the three months ended April 30, 2011 (“Q2 FY11”).

Net revenues for Q2 FY11 were $292 million, compared to $284 million in the previous quarter and $241 million in the second quarter of fiscal year 2010 (“Q2 FY10”), a 21% year-over-year increase. Services revenue grew from Q2 FY10 at more than twice the rate of systems revenue.

Non-GAAP gross margins were 43% for Q2 FY11, compared to 41% in the prior quarter and 39% in Q2 FY10. GAAP gross margins for the latest quarter were 42% compared to 39% in the prior quarter and 37% in Q2 FY10.

Non-GAAP net income per diluted share for Q2 FY11 was $0.46, compared to $0.43 in the prior quarter and $0.29 for Q2 FY10, a 59% year-over-year increase. GAAP net income per diluted share for the latest quarter was $0.27, compared to $0.35 in the prior quarter and $0.23 in the year-earlier period. Cash balances increased $52 million in Q2 FY11 to $532 million.

"We are very pleased with VeriFone’s second quarter results,” said Douglas G. Bergeron, Chief Executive Officer. "For the sixth straight quarter, revenue reached an all-time high, with growth once again exceeding 20%. Gross margins and operating margins continued to expand, highlighting the strength of our services-driven strategy." Bergeron added, "We have become the critical enablers of payment security, payment-enabled media, and smartphone-based payment at the point of sale, and together with our industry partners we are reshaping the future of payments."

Highlights Since Last Earnings Release

VeriFone announced a partnership with Google and top retailers to deploy Google Wallet using VeriFone’s near field communication (“NFC”)-enabled point-of-sale systems to power more engaging and consumer friendly transactions. The trials are occurring throughout the U.S. at leading retailers including American Eagle Outfitters, Foot Locker, Macy’s and Toys “R” Us. VeriFone’s broad retail presence, security infrastructure and brand recognition are keys to the success of this mobile payment offering. VeriFone believes that if the trials lead to wide scale NFC deployment, its revenue could be boosted for the next several years by $100 to $150 million per year in the U.S. and even more internationally.

VeriFone announced that it has entered into a definitive agreement to acquire Destiny Electronic Commerce (Pty) Ltd., trading as CSC, a South Africa-based electronic payments solutions provider. Headquartered in Johannesburg, CSC is a leading provider of secure payment technologies, services and solutions at the point of sale. South Africa is a very attractive market for VeriFone because of its highly developed infrastructure yet growth potential as an emerging economy. The acquisition will provide a base on which to expand VeriFone’s Africa business into the company’s next $100 million market. The acquisition is expected to close this summer subject to the satisfaction of customary closing conditions.

VeriFone and MICROS Systems, Inc., the premier provider in the hospitality systems market, announced a solution to incorporate smart mobile devices with restaurant management systems to accommodate NFC-activated payments at the table as well as redemption of electronic coupons and promotions. Central to the integrated solution is the VeriFone PAYware Mobile Enterprise mobile POS system, which adapts smartphones and wireless PDAs to securely accept payment transactions and utilizes VeriFone services to interface with MICROS table management and order management systems as well as the card payment networks. PAYware Mobile Enterprise incorporates a PCI-approved PIN debit keypad, which allows merchants to leverage dramatically lower transaction costs, as well as a 2D bar code scanner for tasks such as inventory control.

VeriFone announced two compelling PAYMEDIA offerings:

·	PAYMEDIA for VeriFone’s PCI 2.0-approved Secure PumpPAY solution for pay- at-the-pump. PAYMEDIA delivers an entertaining and engaging mix of content and advertising to enhance the customer’s experience at the gas pump while generating profits for convenience operators. PAYMEDIA for Secure PumpPAY is driven by the VeriFone Digital Network (VNET), currently playing in more than 10,000 taxi cabs throughout the United States and the United Kingdom.

VNET provides consumers with an engaging blend of news, weather, and lifestyle programming while also delivering targeted advertisements and promotions. Secure PumpPAY provides a very cost effective way for fuel retailers to upgrade existing fuel pumps to full PCI 2.0 approval.

·	PAYMEDIA Solutions, a comprehensive, subscription-based offering that provides small to medium-sized merchants with payment solutions and access to payment-enabled media at the checkout counter, including the integration of online services such as digital couponing, loyalty, location-based social media and value-added services. As a turnkey solution, PAYMEDIA enables ISOs, acquirers and other resellers to equip merchants with a true “intelligent checkout.” VeriFone has established partnerships to bring the services of MocaPay and vPromos to the retail checkout through PAYMEDIA and will announce additional services throughout the year. PAYMEDIA will be available beginning in June through select resellers.

Guidance – Third Quarter 2011 and Full Year

For the third quarter ending July 31, 2011, the company expects to report net revenues in the range of $295 million to $300 million and non-GAAP net income per diluted share in the range of $0.45 to $0.46.

VeriFone is raising revenue and earnings guidance for the full fiscal year 2011. The company expects to report FY11 net revenues in the range of $1,170 million to $1,180 million and non-GAAP net income per diluted share in the range of $1.80 to $1.83, excluding any impact from the Hypercom acquisition.

-ends-

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. These risks and uncertainties include, but are not limited to: whether the proposed transactions described herein can be completed in a timely manner and whether the anticipated benefits of the proposed transaction can be achieved, our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, whether the expected benefits of our business initiatives are achieved, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

HYPERCOM TRANSACTION

In connection with the proposed Hypercom transaction, VeriFone has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a proxy statement/prospectus relating to the proposed transaction. Investors are urged to read the form S-4 and proxy statement/prospectus (and all amendments and supplements thereto) and any other relevant documents filed with the SEC because they contain important information about VeriFone, Hypercom and the proposed transaction. You can obtain copies of the S-4 and proxy statement/prospectus, as well as VeriFone’s other filings, free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by VeriFone free of charge by visiting our website (www.verifone.com) or by directing a request in writing to: VeriFone, Attention: Investor Relations, 2099 Gateway Place, Suite 600, San Jose, CA 95110, by phone to (408) 232-7979 or by e-mail to ir@verifone.com. You may obtain documents filed with the SEC by Hypercom free of charge at Hypercom’s website (www.hypercom.com) or by directing a request in writing to Hypercom Corporation, Attention: Investor Relations, 8888 East Raintree Drive, Suite 300, Scottsdale, Arizona 85260, by phone to (480) 642-5000, or by e-mail to stsujita@hypercom.com.

About VeriFone Systems, Inc. (www.verifone.com)

VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets.

VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:

http://ir.verifone.com
Investor Contact:
Doug Reed
Treasurer and Vice President, Investor Relations
Tel: 408-232-7979
Email: ir@verifone.com

Editorial Contact:
Pete Bartolik
VeriFone Media Relations
Tel: 508-283-4112
Email: pete_bartolik@verifone.com

FINANCIAL MEASURES

     This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP cost of net revenues; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest expense; non-GAAP interest income; non-GAAP other income (expense); non-GAAP income before income taxes; non-GAAP provision for income taxes, non-GAAP net income; non-GAAP net income per share as well as these non-GAAP financial measures as a percentage of net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

     Reconciliations for the non-GAAP financial measures presented in this press release are provided at the end of this press release.

     Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of peer companies. VeriFone’s competitors may, due to differences in capital structure and investment history, record certain income and expense items, including interest, tax, depreciation, amortization, and other non-cash expenses, that differ significantly from VeriFone’s, in a manner that VeriFone’s management believes does not reflect underlying operating performance that is comparable to VeriFone’s. Management also uses these non-GAAP financial measures in VeriFone’s budget and planning process. Management also believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone’s operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

     These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone’s debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone’s results of operations as determined in accordance with GAAP.

     Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are eliminated in the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

     Note A: Acquisition Related Expenses. VeriFone adjusts certain revenues and expenses that are the result of acquisitions. These adjustments include the amortization of purchased intangible assets, step-down in deferred revenue on acquisition and step-up in inventory on acquisition. These adjustments do not include the fair value adjustments relating to certain contracts acquired as part of an acquisition whereby third parties have yet to fulfill their contractual obligations. In addition, we adjust for the settlements of contingencies and true-up of balances established at the time of acquisition and other acquisition related charges (such as integration charges, certain interest charges and certain foreign currency impacts.) Acquisition related charges also result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of business.

Accordingly, VeriFone analyzes the performance of its operations without regard to such expenses. In determining whether any acquisition related revenue or expense adjustment is appropriate, VeriFone takes into consideration, among other things, how such adjustment would or would not aid the understanding of the performance of its operations.

     Note B: Other Charges. VeriFone excludes certain expenses that are the result of either unique or unplanned events which are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financials, these expenses may limit the comparability of our on-going operations with prior and future periods

·	Post-restatement incremental professional services fees, which include those fees that are incurred for incremental procedures for preparation, review and audit of financial information prior to remediation of any deficiencies, including material weaknesses, in our internal control over financial reporting, and to assist in remediation, are excluded from general and administrative expenses. These incremental fees enable management to conclude that our consolidated financial statements are in accordance with GAAP.

·	Restructuring charges and gain on extinguishment of debt, which result from unforeseen circumstances and typically occur outside of the ordinary course of business, are excluded from cost of net revenues and operating expenses to ensure comparability between periods.

·	Non-cash interest expense recorded relating to the adoption of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement) is excluded to promote comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations.

·	Income taxes are adjusted for the tax effect of excluding items related to our non- GAAP financial measures, in order to provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business.

Because of these factors, we assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

     Note C: Stock-Based Compensation Related Items. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option is spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

     Note D: Non-GAAP Net Income per Share Items. VeriFone provides basic and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted average number of shares outstanding during the reporting period. The diluted non-GAAP net income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive. For diluted non-GAAP net income per share, we have reduced the diluted share count for shares that would be delivered to us pursuant to hedge transactions that we believe will be effective upon conversion of the currently outstanding Senior Convertible Notes (the “Notes”) due in June 2012. Under GAAP, shares delivered to us in hedge transactions are not considered offsetting shares in the fully diluted share calculation until they are actually delivered.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended April 30,			Six Months Ended April 30,

	2011	2010	Change (1)	2011	2010	Change (1)

Net revenues:

System Solutions	$ 235,334	$199,548	17.9%	$461,041	$387,562	19.0%

Services	57,112	41,164	38.7%	115,170	76,550	50.5%

Total net revenues	292,446	240,712	21.5%	576,211	464,112	24.2%

Cost of net revenues:

System Solutions	134,659	121,636	10.7%	270,163	236,828	14.1%

Amortization of purchased intangible assets	2,937	4,377	-32.9%	7,573	9,270	-18.3%

Total cost of Systems Solutions net revenues	137,596	126,013	9.2%	277,736	246,098	12.9%

Services	32,265	25,489	26.6%	64,399	46,898	37.3%

Total cost of net revenues	169,861	151,502	12.1%	342,135	292,996	16.8%

Gross profit	122,585	89,210	37.4%	234,076	171,116	36.8%

Operating expenses:

Research and development	25,402	17,811	42.6%	47,044	34,911	34.8%

Sales and marketing	31,139	22,415	38.9%	59,445	42,890	38.6%

General and administrative	27,041	19,680	37.4%	51,057	40,161	27.1%

Amortization of purchased intangible assets	1,665	3,605	-53.8%	3,981	8,097	-50.8%

Total operating expenses	85,247	63,511	34.2%	161,527	126,059	28.1%

Operating income	37,338	25,699	45.3%	72,549	45,057	61.0%

Interest expense	(7,465)	(7,134)	4.6%	(15,035)	(14,388)	4.5%

Interest income	287	258	11.2%	570	554	2.9%

Other income (expense), net	(1,874)	982	nm	(223)	(778)	nm

Income before income taxes	28,286	19,805	42.8%	57,861	30,445	90.1%

Provision for (benefit from) income taxes	3,086	(420)	nm	630	(401)	nm

Net income	$25,200	$20,225	24.6%	$57,231	$30,846	85.5%

Net income per share:

Basic	$0.29	$0.24		$0.65	$0.36

Diluted	$0.27	$0.23		$0.62	$0.35

Weighted average shares used in computing net
income per share:

Basic	88,418	85,008		87,744	84,847

Diluted	93,434	87,535		92,368	87,070

(1) "nm" means not meaningful

	VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

	GEOGRAPHIC REVENUE INFORMATION

	(IN THOUSANDS, EXCEPT PERCENTAGES)

	(UNAUDITED)

				Change		Six Months Ended April 30,

	Q2 2011	Q1 2011	Q2 2010	% SEQ Inc	% YoY Inc	2011	2010	% YoY Inc

United States and Canada	$120,734	$128,304	$105,940	-5.9%	14.0%	$249,038	$195,552	27.4%

Europe	93,263	78,707	66,538	18.5%	40.2%	171,970	135,913	26.5%

Latin America	56,217	50,131	50,488	12.1%	11.3%	106,348	91,111	16.7%

Asia	22,232	26,623	17,746	-16.5%	25.3%	48,855	41,536	17.6%

GAAP Total net revenues	$292,446	$283,765	$240,712	3.1%	21.5%	$576,211	$464,112	24.2%

Amortization of step-down in deferred revenue on acquisition

United States and Canada	(106)	175	-			69	-

Europe	434	-	-			434	-

Asia	2	-	-			2	-

United States and Canada	$120,628	$128,479	$105,940	-6.1%	13.9%	$249,107	$195,552	27.4%

Europe	93,697	78,707	66,538	19.0%	40.8%	172,404	135,913	26.8%

Latin America	56,217	50,131	50,488	12.1%	11.3%	106,348	91,111	16.7%

Asia	22,234	26,623	17,746	-16.5%	25.3%	48,857	41,536	17.6%

Non-GAAP Total net revenues	$292,776	$283,940	$240,712	3.1%	21.6%	$576,716	$464,112	24.3%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	April 30,	October 31,

	2011	2010

Assets

Current assets:

Cash and cash equivalents	$531,542	$445,137

Accounts receivable, net	208,373	132,988

Inventories	106,411	111,901

Other current assets	89,069	71,065

Total current assets	935,395	761,091

Property, plant and equipment, net	46,289	46,007

Purchased intangible assets, net	39,105	50,121

Goodwill	177,076	169,322

Other assets	54,424	48,785

Total assets	$1,252,289	$1,075,326

Liabilities and Equity

Current liabilities:

Accounts payable	$93,367	$64,016

Income taxes payable	3,749	651

Deferred revenue, net	56,129	55,264

Other current liabilities	145,138	134,595

Short-term debt	5,207	5,280

Total current liabilities	303,590	259,806

Deferred revenue, net	26,103	22,344

Long-term debt	473,259	468,231

Other long-term liabilities	116,281	117,482

Noncontrolling interest	1,372	1,438

Total stockholders' equity	331,684	206,025

Total liabilities and equity	$1,252,289	$1,075,326

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Six Months Ended April 30,

	2011	2010

Cash flows from operating activities

Net income	$57,231	$30,846

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization, net	16,774	25,111

Stock-based compensation	16,757	8,682

Non-cash interest expense	7,579	7,055

Gain on bargain purchase of business	(1,727)	-

Deferred income taxes	1,271	137

Gain on adjustments to acquisition related balances	(1,391)	-

Other	760	(1,483)

Net cash provided by operating activities before changes in working capital	97,254	70,348

Changes in operating assets and liabilities:

Accounts receivable, net	(56,836)	23,178

Inventories	11,394	(14,182)

Other assets	(17,736)	(23,957)

Accounts payable	21,377	11,437

Income taxes payable	3,098	1,401

Deferred revenues, net	3,266	3,691

Other liabilities	7,014	4,078

Net cash provided by operating activities	68,831	75,994

Cash flows from investing activities

Purchases of property, plant and equipment	(5,302)	(3,606)

Software development costs capitalized	(510)	(1,524)

Acquisitions of businesses, net of cash acquired	(14,237)	(11,740)

Purchase of equity investment	-	(5,000)

Proceeds from disposal of property, plant and equipment	-	1,595

Net cash used in investing activities	(20,049)	(20,275)

Cash flows from financing activities

Repayments of debt and advances against banker's acceptances	(2,701)	(8,005)

Proceeds from debt and advances against banker's acceptances	73	3,561

Proceeds from issuance of common stock through equity incentive plans	37,446	4,598

Other	(142)	-

Net cash provided by financing activities	34,676	154

Effect of foreign currency exchange rate changes on cash and cash equivalents	2,947	(1,881)

Net increase in cash and cash equivalents	86,405	53,992

Cash and cash equivalents, beginning of period	445,137	324,996

Cash and cash equivalents, end of period	$531,542	$378,988

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

					Six Months Ended April 30,

		Q2 2011	Q1 2011	Q2 2010	2011	2010

GAAP Net revenues - System Solutions		$235,334	$225,707	$199,548	$461,041	$387,562

Amortization of step-down in deferred revenue on acquisition	A	-	-	-	-	-

Non-GAAP Net revenues - System Solutions		$235,334	$225,707	$199,548	$461,041	$387,562

GAAP Net revenues - Services		$57,112	$58,058	$41,164	$115,170	$76,550

Amortization of step-down in deferred revenue on acquisition	A	330	175	-	505	-

Non-GAAP Net revenues - Services		$57,442	$58,233	$41,164	$115,675	$76,550

GAAP Net revenues		$292,446	$283,765	$240,712	$576,211	$464,112

Amortization of step-down in deferred revenue on acquisition	A	330	175	-	505	-

Non-GAAP Net revenues		$292,776	$283,940	$240,712	$576,716	$464,112

GAAP Cost of net revenues - System Solutions		$137,596	$140,140	$126,013	$277,736	$246,098

Stock-based compensation	C	(351)	(351)	(12)	(702)	(352)

Acquisition related and Restructuring costs	A B	(586)	(26)	-	(612)	(134)

Amortization of purchased intangible assets	A	(2,937)	(4,636)	(4,377)	(7,573)	(9,270)

Non-GAAP Cost of net revenues - System Solutions		$133,722	$135,127	$121,624	$268,849	$236,342

GAAP Cost of net revenues - Services		$32,265	$32,134	$25,489	$64,399	$46,898

Stock-based compensation	C	(41)	(47)	(2)	(88)	(56)

Acquisition related and Restructuring costs	A B	(133)	5	-	(128)	(95)

Amortization of purchased intangible assets	A	(228)	(223)	(656)	(451)	(865)

Non-GAAP Cost of net revenues - Services		$31,863	$31,869	$24,831	$63,732	$45,882

GAAP Gross profit - System Solutions		$97,738	$85,567	$73,535	$183,305	$141,464

Amortization of step-down in deferred revenue on acquisition	A	-	-	-	-	-

Stock-based compensation	C	351	351	12	702	352

Acquisition related and Restructuring costs	A B	586	26	-	612	134

Amortization of purchased intangible assets	A	2,937	4,636	4,377	7,573	9,270

Non-GAAP Gross profit - System Solutions		$101,612	$90,580	$77,924	$192,192	$151,220

GAAP System Solutions gross margins		41.5%	37.9%	36.9%	39.8%	36.5%

Amortization of step-down in deferred revenue on acquisition as
a % of System Solutions net revenues	A	0.0%	0.0%	0.0%	0.0%	0.0%

Stock-based compensation as a % of System Solutions net
revenues	C	0.1%	0.2%	0.0%	0.2%	0.1%

Acquisition related and Restructuring costs as a % of System
Solutions net revenues	A B	0.2%	0.0%	0.0%	0.1%	0.0%

Amortization of purchased intangible assets as a % of System
Solutions net revenues	A	1.2%	2.1%	2.2%	1.6%	2.4%

Non-GAAP System Solutions gross margins		43.2%	40.1%	39.1%	41.7%	39.0%

GAAP Gross profit - Services		$24,847	$25,924	$15,675	$50,771	$29,652

Amortization of step-down in deferred revenue on acquisition	A	330	175	-	505	-

Stock-based compensation	C	41	47	2	88	56

Acquisition related and Restructuring costs	A B	133	(5)	-	128	95

Amortization of purchased intangible assets	A	228	223	656	451	865

Non-GAAP Gross profit - Services		$25,579	$26,364	$16,333	$51,943	$30,668

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

					Six Months Ended April 30,

		Q2 2011	Q1 2011	Q2 2010	2011	2010

GAAP Services gross margins		43.5%	44.7%	38.1%	44.1%	38.7%

Amortization of step-down in deferred revenue on acquisition as
a % of Services net revenues	A	0.6%	0.3%	0.0%	0.4%	0.0%

Stock-based compensation as a % of Services net revenues	C	0.1%	0.1%	0.0%	0.1%	0.1%

Acquisition related and Restructuring costs as a % of Services
net revenues	A B	0.2%	0.0%	0.0%	0.1%	0.1%

Amortization of purchased intangible assets as a % of Services
net revenues	A	0.4%	0.4%	1.6%	0.4%	1.1%

Non-GAAP Services gross margins		44.5%	45.3%	39.7%	44.9%	40.1%

GAAP Gross profit		$122,585	$111,491	$89,210	$234,076	$171,116

Amortization of step-down in deferred revenue on acquisition	A	330	175	-	505	-

Stock-based compensation	C	392	398	14	790	408

Acquisition related and Restructuring costs	A B	719	21	-	740	229

Amortization of purchased intangible assets	A	3,165	4,859	5,033	8,024	10,135

Non-GAAP Gross profit		$127,191	$116,944	$94,257	$244,135	$181,888

GAAP Gross margins		41.9%	39.3%	37.1%	40.6%	36.9%

Amortization of step-down in deferred revenue on acquisition as
a % of net revenues	A	0.1%	0.1%	0.0%	0.1%	0.0%

Stock-based compensation as a % of net revenues	C	0.1%	0.1%	0.0%	0.1%	0.1%

Acquisition related and Restructuring costs as a % of net
revenues	A B	0.2%	0.0%	0.0%	0.1%	0.0%

Amortization of purchased intangible assets as a % of net
revenues	A	1.1%	1.7%	2.1%	1.4%	2.2%

Non-GAAP Gross margins		43.4%	41.2%	39.2%	42.3%	39.2%

GAAP Research and development		$25,402	$21,642	$17,811	$47,044	$34,911

Stock-based compensation	C	(939)	(876)	(329)	(1,815)	(1,266)

Acquisition related and Restructuring costs	A B	(7)	(4)	-	(11)	-

Non-GAAP Research and development		$24,456	$20,762	$17,482	$45,218	$33,645
Non-GAAP Research and development as a % of net revenues		8.4%	7.3%	7.3%	7.8%	7.2%

GAAP Sales and marketing		$31,139	$28,306	$22,415	$59,445	$42,890

Stock-based compensation	C	(3,550)	(3,030)	(2,017)	(6,580)	(3,842)

Acquisition related and Restructuring costs	A B	(93)	(167)	-	(260)	-

Non-GAAP Sales and marketing		$27,496	$25,109	$20,398	$52,605	$39,048
Non-GAAP Sales and marketing as a % of net revenues		9.4%	8.8%	8.5%	9.1%	8.4%

GAAP General and administrative and amortization of purchased
intangible assets		$28,706	$26,332	$23,285	$55,038	$48,258

Stock-based compensation	C	(4,435)	(3,138)	(1,636)	(7,573)	(3,163)

Other charges - SOX remediation	B	-	-	-	-	(1,094)

Acquisition related and Restructuring costs	A B	(3,524)	(2,759)	(474)	(6,283)	(1,236)

Amortization of purchased intangible assets	A	(1,665)	(2,316)	(3,605)	(3,981)	(8,097)

Non-GAAP General and administrative		$19,082	$18,119	$17,570	$37,201	$34,668
Non-GAAP General and administrative as a % of net revenues		6.5%	6.4%	7.3%	6.5%	7.5%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

					Six Months Ended April 30,

		Q2 2011	Q1 2011	Q2 2010	2011	2010

GAAP Operating expenses		$85,247	$76,280	$63,511	$161,527	$126,059

Stock-based compensation	C	(8,924)	(7,044)	(3,982)	(15,968)	(8,271)

Other charges - SOX remediation	B	-	-	-	-	(1,094)

Acquisition related and Restructuring costs	A B	(3,624)	(2,930)	(474)	(6,554)	(1,236)

Amortization of purchased intangible assets	A	(1,665)	(2,316)	(3,605)	(3,981)	(8,097)

Non-GAAP Operating expenses		$71,034	$63,990	$55,450	$135,024	$107,361
Non-GAAP Operating expenses as a % of net revenues		24.3%	22.5%	23.0%	23.4%	23.1%

GAAP Operating income		$37,338	$35,211	$25,699	$72,549	$45,057

Amortization of step-down in deferred revenue on acquisition	A	330	175	-	505	-

Stock-based compensation	C	9,316	7,442	3,996	16,758	8,679

Other charges - SOX remediation	B	-	-	-	-	1,094

Acquisition related and Restructuring costs	A B	4,343	2,951	474	7,294	1,465

Amortization of purchased intangible assets	A	4,830	7,175	8,638	12,005	18,232

Non-GAAP Operating income		$56,157	$52,954	$38,807	$109,111	$74,527

GAAP Operating margin		12.8%	12.4%	10.7%	12.6%	9.7%

Amortization of step-down in deferred revenue on acquisition as
a % of net revenues	A	0.1%	0.1%	0.0%	0.1%	0.0%

Stock-based compensation as a % of net revenues	C	3.2%	2.6%	1.7%	2.9%	1.9%

Other charges - SOX remediation as a % of net revenues	B	0.0%	0.0%	0.0%	0.0%	0.2%

Acquisition related and Restructuring costs as a % of net
revenues	A B	1.5%	1.0%	0.2%	1.3%	0.3%

Amortization of purchased intangible assets as a % of net
revenues	A	1.7%	2.5%	3.6%	2.1%	3.9%

Non-GAAP Operating margin		19.2%	18.6%	16.1%	18.9%	16.1%

GAAP Interest expense		$(7,465)	$(7,570)	$(7,134)	$(15,035)	$(14,388)

Acquisition related interest charges	A	474	466	391	940	805

Non-cash interest expense	B	3,762	3,819	3,484	7,581	7,055

Non-GAAP Interest expense		$(3,229)	$(3,285)	$(3,259)	$(6,514)	$(6,528)

GAAP Interest income		$287	$283	$258	$570	$554

Non-GAAP Interest income		$287	$283	$258	$570	$554

GAAP Other income (expense), net		$(1,874)	$1,651	$982	$(223)	$(778)

Acquisition related costs	A	2,289	(2,178)	(1,688)	108	(1,345)

Gain on debt extinguishment	B	-	-	-	-	(61)

Non-GAAP Other income (expense), net		$415	$(527)	$(706)	$(115)	$(2,184)

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

					Six Months Ended April 30,

		Q2 2011	Q1 2011	Q2 2010	2011	2010

Non-GAAP Income before income taxes		$53,630	$49,425	$35,100	$103,052	$66,369

GAAP Provision for (benefit from) income taxes		$3,086	$(2,456)	$(420)	$630	$(401)

Income tax effect of non-GAAP exclusions	B	7,640	12,341	10,248	19,980	18,984

Non-GAAP Provision for income taxes (1)		$10,726	$9,885	$9,828	$20,610	$18,583
Non-GAAP Income tax rate (1)		20%	20%	28%	20%	28%

GAAP Net income		$25,200	$32,031	$20,225	$57,231	$30,846

Amortization of step-down in deferred revenue on acquisition	A	330	175	-	505	-

Stock-based compensation	C	9,316	7,442	3,996	16,758	8,679

Other charges - SOX remediation	B	-	-	-	-	1,094

Acquisition related and Restructuring costs	A B	7,106	1,239	(823)	8,342	925

Amortization of purchased intangible assets	A	4,830	7,175	8,638	12,005	18,232

Non-cash interest expense	B	3,762	3,819	3,484	7,581	7,055

Gain on debt extinguishment	B	-	-	-	-	(61)

Income tax effect of non-GAAP exclusions	B	(7,640)	(12,341)	(10,248)	(19,980)	(18,984)

Total Non-GAAP Net income		$42,904	$39,540	$25,272	$82,442	$47,786

Non-GAAP Net income per share:

Basic	D $	0.49	$0.45	$0.30	$0.94	$0.56

Diluted	D $	0.46	$0.43	$0.29	$0.89	$0.55

Weighted average shares used in computing GAAP net income per share:

Basic	D	88,418	87,090	85,008	87,744	84,847

Diluted	D	93,434	91,321	87,535	92,368	87,070

Hedge on Convertible Notes Dilution	D	(387)	-	-	(194)	-

Non-GAAP Diluted shares used in computing net income per
share		93,047	91,321	87,535	92,174	87,070

GAAP Net income as a % of net revenues		8.6%	11.3%	8.4%	9.9%	6.6%

Amortization of step-down in deferred revenue on acquisition as a
% of net revenues	A	0.1%	0.1%	0.0%	0.1%	0.0%

Stock-based compensation as a % of net revenues	C	3.2%	2.6%	1.7%	2.9%	1.9%

Other charges - SOX remediation as a % of net revenues	B	0.0%	0.0%	0.0%	0.0%	0.2%

Acquisition related and Restructuring costs as a % of net
revenues	A B	2.4%	0.4%	-0.3%	1.4%	0.2%

Amortization of purchased intangible assets as a % of net
revenues	A	1.7%	2.5%	3.6%	2.1%	3.9%

Non-cash interest expense as a % of net revenues	B	1.3%	1.3%	1.4%	1.3%	1.5%

Gain on debt extinguishment as a % of net revenues	B	0.0%	0.0%	0.0%	0.0%	0.0%

Income tax effect of non-GAAP exclusions as a % of net
revenues	B	-2.6%	-4.3%	-4.3%	-3.5%	-4.1%

Total Non-GAAP Net income as a % of non-GAAP net revenues		14.7%	13.9%	10.5%	14.3%	10.3%

(1) The Non-GAAP tax rate used in our Non-GAAP reconciliation was changed beginning the fiscal third quarter 2010 from 28% to 20%.